UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)	October 21, 2003
Commission File Number:	000-10849
Allegiant Bancorp, Inc. (Exact name of registrant as specified in its charter)
Missouri (State of other jurisdiction of incorporation or organization)	43-1262037 (IRS Employer Identification No.)
10401 Clayton Road, St. Louis, MO (Address of principal executive offices)	63131 (Zip Code)
(314) 692-8800 (Registrants telephone number, including area code)

Item 9.   Regulation FD Disclosure

            On October 21, 2003, Allegiant Bancorp, Inc., a registered bank holding company under the Bank Holding Company Act of 1956, as amended, issued a press release announcing an increase in our quarterly dividend. The press release is attached hereto as Exhibit 99.1. This Form 8-K, including Exhibit 99.1 attached hereto, are being furnished to the Securities and Exchange Commission and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLEGIANT BANCORP, INC.

Dated: October 21, 2003	By: /s/ Jeffrey S. Schatz Jeffrey S. Schatz, Executive Vice President and Chief Financial/Operations Officer